EXHIBIT 15.1

CERTIFICATION

        In connection with Amendment No. 1 to the Annual Report of Robomatix Technologies Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Amit Goldwasser, as Chief Executive Officer of the Company, certify, that to my knowledge:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 20-F/A of Robomatix Technologies Ltd.

2.	the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

3.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company;

4.	Based on my knowledge, this Amendment No. 1 to Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report.

/S/ AMIT GOLDWASSER Amit Goldwasser Chief Executive Officer

July 5, 2005

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.